[KPMG PEAT MARWICK LLP LETTERHEAD]

                         INDEPENDENT AUDITORS' CONSENT


Board of Directors
American Fidelity Assurance Company:


We consent to the use of our report included herein on the consolidated financial statements of American Fidelity Assurance Company and subsidiaries as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, and to the references to our firm under the heading "Experts" in part B of the Registration Statement.



                                                  /s/  KPMG PEAT MARWICK LLP




Oklahoma City, Oklahoma
October 10, 1997